RECEIPTS ON CORPORATE SECURITIES TRUST [ ] - [ ]

               RECEIPTS ON CORPORATE SECURITIES, SERIES [ ] - [ ]

                             UNDERWRITING AGREEMENT

                                     [DATE]

Prudential Securities Incorporated
One Seaport Plaza
New York, New York 10292

Ladies and Gentlemen:

           1. INTRODUCTION. Prudential Securities Structured Assets, Inc., a Delaware corporation (the "Depositor"), proposes to sell to you (also referred to herein as the "Underwriter") certain Receipts on Corporate Securities, Series [ ] - [ ] (the "Certificates"), issued in two classes by Receipts on Corporate Securities Trust [ ] - [ ] (the "Trust"). The Certificates consist of $[ ] aggregate Certificate Principal Balance of [Residual] Class Certificates and $[ ] aggregate Certificate Principal Balance of [Amortizing] Class Certificates. The property of the Trust will consist principally of $[ ] aggregate principal amount of [ ]%, [Title of Underlying Securities] due [ ,] [ ] (the "Underlying Securities") issued by [Name of Underlying Securities Issuer] (the "Underlying Securities Issuer"), having the characteristics described in a prospectus dated [ ,] [ ] and a supplement thereto dated [ ,] [ ] (together, the "Underlying Securities Prospectus"). The Certificates will be issued pursuant to the Base Trust Agreement dated as of [ ,] [ ], as supplemented by that certain Series [ ]
- [ ] Supplement dated as of [ ,] [ ] (together, as amended and supplemented from time to time, the "Trust Agreement"), between the Depositor, as depositor, and The Chase Manhattan Bank, as trustee (the "Trustee"). Capitalized terms used and not otherwise defined herein shall have the meanings given to them in the Trust Agreement.

           2. REPRESENTATIONS AND WARRANTIES OF THE DEPOSITOR. The Depositor represents and warrants to, and agrees with you that:

           (a) The Depositor meets the requirements for use of Form S-3 under the Securities Act of 1933, as amended (the "Act"), and has filed with the Securities and Exchange Commission (the "Commission") a registration statement (Registration No. [ ] - [ ]) under the Act on such Form, including a related preliminary prospectus and prospectus supplement. The Depositor may have filed one or more amendments thereto, including the related preliminary prospectus, each of which amendments has previously been furnished to you. The Depositor will next file with the Commission either (i) a final prospectus in accordance

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with  Rules  430A  and  424(b)(1)  or  424(b)(4)  under  the Act or (ii) a final prospectus in accordance with Rules 415 and 424(b)(2) or 424(b)(5) under the Act. As filed, such final prospectus shall include all Rule 430A Information and, except to the extent that you shall agree in writing to a modification, shall be in all substantive respects in the form furnished to you prior to the Execution Time (as defined herein) or, to the extent not completed at the Execution Time, shall contain only such specific additional information and other changes (beyond that contained in the latest Preliminary Prospectus (as defined herein) which has previously been furnished to you) as the Depositor has advised you, prior to the Execution Time, will be included or made therein. If
the  Registration   Statement  (as  defined  herein)  contains  the  undertaking specified by Item 512(a) of Regulation S-K, the Registration Statement, at the Execution Time, meets the requirements set forth in Rule 415(a)(1)(x).

           For purposes of this Agreement, "Effective Time" means the date and time as of which such registration statement, or the most recent post-effective amendment thereto, if any, was declared effective by the Commission, and "Effective Date" means the date of the Effective Time. Such registration statement, as amended at the Effective Time, including all information deemed to be a part of such registration statement as of the Effective Time pursuant to Rule 430A(b) under the Act, and including the exhibits thereto and any material incorporated by reference therein, is hereinafter referred to as the
"Registration Statement", and the form of prospectus relating to the Certificates, as first filed with the Commission pursuant to and in accordance with Rule 424(b) under the Act or, if no filing pursuant to Rule 424(b) is required, as included in the Registration Statement at the Effective Date, is hereinafter referred to as the "Prospectus". "Execution Time" shall mean the date and time that this Agreement is executed and delivered by the parties hereto. "Preliminary Prospectus" shall mean the preliminary prospectus referred to in the preceding paragraph and the preliminary prospectus, if any, included in the Registration Statement which at the Effective Date omits Rule 430A Information. "Rule 430A Information" means information with respect to the Certificates and the offering of the Certificates permitted to be omitted from the Registration Statement when it becomes effective pursuant to Rule 430A. "Rule 415", "Rule 424", "Rule 430A" and "Regulation S-K" refer to such rules or regulations under the Act. Any reference herein to the Registration Statement, a Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3, which were filed under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), on or before the Effective Date of the Registration Statement or the issue date of such Preliminary Prospectus or the Prospectus, as the case may be; and any reference herein to the terms "amend", "amendment" or "supplement" with respect to the Registration Statement, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the filing of any document under the Exchange Act after the Effective Date of the Registration Statement, or the issue date of any Preliminary Prospectus or the Prospectus, as the case may be, deemed to be incorporated therein by reference.

           (b) On the Effective Date and on the date of this Agreement, the Registration Statement did or will, and, when the Prospectus is first filed (if required) in accordance with Rule 424(b) and on the Closing Date, the Prospectus (and any supplements thereto) will, comply in all material respects with the applicable requirements of the Act and the Exchange Act and the respective rules and regulations of the Commission thereunder (the "Rules and Regulations"); on the Effective Date, the Registration Statement did not or will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order


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

to make the statements therein not misleading; and, on the Effective Date, the Prospectus, if not filed pursuant to Rule 424(b), did not or will not, and on the date of any filing pursuant to Rule 424(b) and on the Closing Date, the Prospectus (together with any supplement thereto) will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; PROVIDED, HOWEVER, that the Depositor makes no representation or warranty as to the information contained in or omitted from the Registration Statement or the Prospectus (or any supplement thereto) in reliance upon and in conformity with information furnished in writing to the Depositor by you specifically for use in connection with preparation of the Registration Statement or the Prospectus (or any supplement thereto). As of the Closing Date, the Depositor's representations and warranties in the Trust Agreement will be true and correct.

           (c) The assignment and delivery of the Underlying Securities to the Trust as of the Closing Date will vest in the Trust all the right, title and interest therein, subject to no prior lien, mortgage, security interest, pledge, adverse claim, charge or other encumbrance, except as permitted by the Trust Agreement.

           (d) The Trust is not an "investment company" within the meaning of Investment Company Act of 1940 (the "Investment Company Act"), without taking account of any exemption arising out of the number of holders of the Certificates.

           (e) The information provided by the Depositor pursuant to Section 5(c) hereof will not, at the date thereof, contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

           (f) The Depositor has full power (corporate and other) to enter into this Agreement and the Trust Agreement and to carry out all the terms and provisions hereof and thereof to be carried out by it.

           (g) The execution and delivery of the Trust Agreement have been duly authorized by the Depositor, and, on and as of the Closing Date, the Trust Agreement will have been duly executed and delivered by the Depositor and, assuming due authorization, execution and delivery by the Trustee, will be a legal, valid, binding and enforceable instrument of the Depositor.

           (h) On and as of the Closing Date, assuming due execution and authentication thereof by the Trustee, the Certificates will be the legal, valid, binding and enforceable obligations of the Trust, entitled to the benefits of the Trust Agreement.

           (i) The execution and delivery of this Agreement have been duly authorized by the Depositor and this Agreement has been duly executed and delivered by the Depositor.

           (j) The issuance, offering and sale of the Certificates to the Underwriter by the Depositor pursuant to this Agreement, the compliance by the Depositor with the other provisions of this Agreement and the consummation of the other transactions herein contemplated do not require the consent, approval, authorization, registration or qualification of


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

or with any governmental authority, except such as have been obtained and such as may be required under the securities or blue sky laws of any jurisdiction.

           3. PURCHASE, SALE AND DELIVERY OF THE CERTIFICATES. On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Depositor agrees to sell to you, and you agree to purchase from the Depositor, the [Residual] Class Certificates at [ ]% of the Certificate Principal Balance thereof, and the [Amortizing] Class Certificates at [ ]% of the initial Certificate Principal Balance thereof plus accrued interest, if any, calculated at an annual rate of [ ]% compounded semiannually. Delivery of and payment for the Certificates shall be made at the offices of Orrick, Herrington & Sutcliffe LLP, 666 Fifth Avenue, New York, New York 10103, on or about [ ,] [ ], or such other date as the parties may agree (the "Closing Date"). Delivery of the Certificates shall be made against payment of the purchase price in immediately available funds drawn to the order of the Depositor. The Certificates to be so delivered will be initially represented by one or more Certificates registered in the name of Cede & Co., the nominee of The Depository Trust Company ("DTC"). The interests of beneficial owners of the Certificates will be represented by book entries on the records of DTC and participating members thereof. Definitive Certificates will be available only under limited circumstances.

           4. OFFERING BY THE UNDERWRITER. It is understood that, after the Registration Statement becomes effective, you propose to offer the Certificates for sale to the public (which may include selected dealers), as set forth in the Prospectus.

           5. COVENANTS OF THE DEPOSITOR. The Depositor covenants and agrees with you that:

           (a) The Depositor will use its best efforts to cause the Registration Statement, and any amendment thereto, if not effective at the Execution Time, to become effective. Prior to the termination of the offering of the Certificates, the Depositor will not file any amendment of the Registration Statement or supplement to the Prospectus unless the Depositor has furnished you a copy for your review prior to filing and will not file any such proposed amendment or supplement to which you reasonably object. Subject to the foregoing sentence, if the Registration Statement has become or becomes effective pursuant to Rule 430A, or filing of the Prospectus is otherwise required under Rule 424(b), the Depositor will file the Prospectus, properly completed, and any supplement thereto, with the Commission pursuant to and in accordance with the applicable paragraph of Rule 424(b) within the time period prescribed thereby and will provide evidence satisfactory to you of such timely filing.

           (b) The Depositor will advise you promptly of any proposal to amend or supplement the Registration Statement as filed or the related Prospectus and will not effect such amendment or supplement without your consent, which consent will not unreasonably be withheld; the Depositor will also advise you promptly of any request by the Commission for any amendment of or supplement to the Registration Statement or the Prospectus or for any additional information; and the Depositor will also advise you promptly of the effectiveness of the Registration Statement, of any amendment of or supplement to the Registration Statement or the Prospectus and of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the institution or threat of any proceeding for that


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

purpose, and the Depositor will use its best efforts to prevent the issuance of any such stop order and to obtain as soon as possible the lifting of any issued stop order.

           (c) If, at any time when a prospectus relating to the Certificates is required to be delivered under the Act, any event occurs as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend the Registration Statement or supplement the Prospectus to comply with the Act, the Exchange Act or the Rules and Regulations, the Depositor promptly will notify you and will prepare and file, or cause to be prepared and filed, with the Commission, subject to the second sentence of paragraph (a) of this Section 5, an amendment or supplement which will correct such statement or omission, or an amendment or supplement which will effect such compliance. Any such filing shall not operate as a waiver or limitation of any right of the Underwriter hereunder.

           (d) As soon as practicable, but not later than sixteen months after the original effective date of the Registration Statement, the Depositor will cause the Trust to make generally available to Certificateholders an earnings statement of the Trust covering a period of at least twelve months beginning after the Effective Date of the Registration Statement which will satisfy the provisions of Section 11(a) of the Act and Rule 158 under the Act.

           (e) The Depositor will furnish to you copies of the Registration Statement (one of which will include all exhibits), each related Preliminary Prospectus, the Prospectus and all amendments and supplements to such documents, in each case as soon as available and in such quantities as you request.

           (f) The Depositor will arrange for the qualification of the Certificates for sale under the laws of such jurisdictions in the United States as you may reasonably designate and will continue such qualifications in effect so long as required for the distribution.

           (g) For a period from the date of this Agreement until the retirement of the Certificates, or until such time as you shall cease to maintain a secondary market in the Certificates, whichever occurs first, the Depositor will deliver to you the annual statements of compliance and the annual independent certified public accountants' reports, if any, furnished to the Trustee pursuant to the Trust Agreement, as soon as such statements and reports are furnished to the Trustee.

           (h) So long as any of the Certificates is outstanding, the Depositor will furnish to you (i) as soon as practicable after the end of the fiscal year all documents required to be distributed to Certificateholders or filed with the Commission pursuant to the Exchange Act, the Rules and Regulations thereunder or any order of the Commission thereunder and (ii) from time to time, any other information concerning the Depositor or the Trust filed with any government or regulatory authority which is otherwise publicly available, as you may reasonably request.

           (i) On or before the Closing Date, the Depositor shall, to the extent necessary, cause its records to be marked to show the Trust's absolute ownership of the Underlying Securities, and from and after the Closing Date the Depositor shall not take any action


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

inconsistent with the Trust's ownership of such Underlying Securities, other than as permitted by the Trust Agreement.

           (j) To the extent, if any, that the rating provided with respect to the Certificates by the rating agency or agencies that initially rate the Certificates is conditional upon the furnishing of documents or the taking of any other actions by the Depositor, the Depositor shall furnish such documents and take any such other actions.

           6. PAYMENT OF EXPENSES. The Depositor will pay all expenses incident to the performance of its obligations under this Agreement, including (i) the printing and filing of the Registration Statement as originally filed and of each amendment thereto, (ii) the preparation of this Agreement, (iii) the preparation, issuance and delivery of the Certificates to the Underwriter, (iv) the fees and disbursements of the Depositor's counsel and accountants, (v) the qualification of the Certificates under securities laws in accordance with the provisions of Section 5(f) hereof, including filing fees and the fees and disbursements of counsel for you in connection therewith and in connection with the preparation of any blue sky or legal investment survey, (vi) the printing and delivery to the Underwriter of copies of the Registration Statement as originally filed and of each amendment thereto, (vii) the printing and delivery to you of copies of any blue sky or legal investment survey prepared in connection with the Certificates, (viii) any fees charged by rating agencies for the rating of the Certificates and (ix) the fees and expenses of Orrick, Herrington & Sutcliffe LLP in its role as counsel to the Trust incurred as a result of providing the opinions required by Section 7(g).

           7. CONDITIONS OF THE OBLIGATIONS OF THE UNDERWRITER. Your obligation to purchase and pay for the Certificates will be subject to the accuracy of the representations and warranties on the part of the Depositor herein, to the accuracy of the statements of officers of the Depositor made pursuant to the provisions hereof, to the performance by the Depositor of its obligations hereunder and to the following additional conditions precedent:

           (a) If the Registration Statement has not become effective prior to the Execution Time, unless you agree in writing to a later time, the Registration Statement shall have become effective not later than (i) 6:00 p.m. New York City time on the date of determination of the public offering price, if such determination occurred at or prior to 3:00 p.m. New York City time on such date, or (ii) 12:00 noon New York City time on the business day following the day on which the public offering price was determined, if such determination occurred after 3:00 p.m. New York City time on such date.

           (b) The Prospectus and any supplements thereto shall have been filed (if required) with the Commission in accordance with the Rules and Regulations and Section 5(a) hereof, and prior to the Closing Date, no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or, to the knowledge of the Depositor or you, shall be contemplated by the Commission or by any authority administering any state securities or blue sky law.

           (c) The New York Stock Exchange, Inc. ("NYSE") shall have indicated in writing that the [Amortizing] Class Certificates have been approved for listing on the NYSE effective upon notice of issuance.


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

           (d) Subsequent to the execution and delivery of this Agreement, there shall not have occurred (i) any change, or any development involving a prospective change, in or affecting particularly the business or properties of the Trust or the Depositor which, in the judgment of the Underwriter, materially impairs the investment quality of the Certificates or makes it impractical or inadvisable to market the Certificates; (ii) any suspension or limitation of trading in securities generally on the NYSE, or any setting of minimum prices for trading on such exchange; (iii) any banking moratorium declared by Federal or New York authorities; or (iv) any outbreak or escalation of major hostilities in which the United States is involved, any declaration of war by Congress, or any other substantial national or international calamity or emergency if, in the judgment of the Underwriter, the effect of any such outbreak, escalation, declaration, calamity or emergency makes it impractical or inadvisable to proceed with completion of the sale of and payment for the Certificates.

           (e) You shall have received an opinion of Orrick, Herrington & Sutcliffe LLP, counsel to the Depositor, addressed to you, dated the Closing Date and substantially in the form of drafts to which you have previously agreed and otherwise in form and substance satisfactory to you and your counsel.

           (f) You shall have received an opinion addressed to you of Orrick, Herrington & Sutcliffe LLP, in its capacity as special tax counsel to the Depositor confirming that the description of selected federal income tax consequences to holders of the Certificates that appears in the Prospectus under the heading "Federal Income Tax Consequences" conforms to the advice given to the Depositor by Orrick, Herrington & Sutcliffe LLP.

           (g) You shall have received from Orrick, Herrington & Sutcliffe LLP, counsel to the Underwriter, such opinion or opinions, dated the Closing Date and addressed to you, with respect to the validity of the Certificates and such other related matters as you shall require and the Depositor shall have furnished or caused to be furnished to such counsel such documents as they may reasonably request for the purpose of enabling them to pass upon such matters.

           (h) You shall have received an opinion addressed to you and the Depositor of [_________], counsel to the Trustee, dated the Closing Date and satisfactory in form and substance to you and your counsel.

           (i) You shall have received an opinion addressed to you of internal counsel of Prudential Securities Incorporated, dated the Closing Date and satisfactory in form and substance to you.

           (j) You shall have received certificates dated the Closing Date of such of the principal executive, financial and accounting officers of the Depositor as you may request, dated the Closing Date, in which such officers shall state that, to the best of their knowledge after reasonable investigation,
(i) the representations and warranties of the Depositor contained in this Agreement and the Trust Agreement are true and correct, that the Depositor has complied with all agreements and satisfied all conditions on its part to be performed or satisfied under such agreements at or prior to the Closing Date, that no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are contemplated by the Commission and (ii) subsequent to the respective dates as of which


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

information is given in the Registration Statement and the Prospectus, no material adverse change, or any development involving a prospective material adverse change, in or affecting particularly the business or properties of the Trust or the Depositor has occurred, whether or not arising in the ordinary course of business.

           (k) The Certificates shall have been rated "[ ]" by [Moody's Investors Service, Inc.] [Standard & Poor's Ratings Services] [Duff & Phelps Credit Rating Co.] [Fitch IBCA, Inc.].

           (l) The issuance of the Certificates shall not have resulted in a reduction or withdrawal by any Rating Agency of the current rating of any outstanding securities issued or originated by the Trust or the Depositor.

           (m) On or before the applicable Closing Date, you shall have received such further certificates, documents or other information as you may have reasonably requested from the Depositor.

           All opinions, certificates, letters and documents delivered pursuant to this Agreement will comply with the provisions hereof only if they are reasonably satisfactory in all material respects to you and your counsel. The Depositor shall furnish to you such conformed copies of such opinions, certificates, letters and documents in such quantities as you and your counsel shall reasonably request.

           8. INDEMNIFICATION AND CONTRIBUTION. (a) The Depositor agrees to indemnify and hold harmless the Underwriter and its affiliates, the respective directors, officers and controlling persons (within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act), if any, of the Underwriter and each of the Underwriter's affiliates and any agents and employees of the Underwriter or any of the Underwriter's affiliates (collectively, "Indemnified Persons" and individually, an "Indemnified Person") from and against any and all actions, claims, suits, proceedings, liabilities, losses, damages and expenses incurred, joint or several (collectively, "Claims"), by any Indemnified Person (including fees and disbursements of the Underwriter's counsel and each such Indemnified Person's counsel) which are related to or arise from the Underwriter's engagement by the Depositor, including claims that relate to or arise from any actions taken or omitted to be taken (including any untrue or alleged untrue statements made or any statements omitted or alleged to be omitted) by the Company or which relate to or arise from securities laws or any other law or legal theory, and will reimburse the Underwriter and each such other Indemnified Person for all costs and expenses (including fees and disbursements of the Underwriter's counsel and each such Indemnified Person's counsel), as they are incurred, in connection with investigating, preparing for, providing depositions for, testifying in or defending any such action or claim, formal or informal, investigation, inquiry or other proceeding, whether or not in connection with pending or threatened litigation, whether or not the Underwriter or any Indemnified Person is named as a party thereto and whether or not any liability results therefrom related to or arising from the foregoing (collectively, "Costs"). The Depositor will not, however, be responsible for any Claims which are found in a final judgment by a court of competent jurisdiction (not subject to further appeal) to have resulted directly and primarily from an Indemnified Person's gross negligence or willful misconduct.


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

           (b) The Depositor agrees that neither the Underwriter nor any other Indemnified Person shall have any liability to the Depositor for or in connection with such engagement except liability for Claims (i) that are found in a final judgment by a court of competent jurisdiction (not subject to further appeal) to have resulted directly and primarily from an Indemnified Person's gross negligence or willful misconduct or (ii) that arise from written information relating to the Underwriter furnished to the Depositor by or on behalf of the Underwriter specifically for inclusion in the Registration Statement, the Prospectus or in any amendment thereof or supplement thereto, or any related Preliminary Prospectus. The Depositor acknowledges that the statements set forth in the last paragraph on the cover page and under the headings "Plan of Distribution" in the Prospectus and "Method of Distribution" in the Prospectus Supplement constitute the only information furnished in writing by or on behalf of the Underwriter for inclusion in the Prospectus or the Prospectus Supplement and you confirm that such statements are correct. The Depositor also agrees that the Depositor will not, without the prior written consent of the Underwriter, settle or compromise or consent to the entry of any judgment in any pending or threatened Claim in respect of which indemnification may be sought hereunder (whether or not the Underwriter or any Indemnified Person is an actual or potential party to such Claim). Such prior written consent of the Underwriter shall be required only with respect to the Underwriter determining that such settlement, compromise or consent complies with the terms of the following sentence and does not impose any material obligation on the Underwriter or any other Indemnified Person or contain any admission of culpability on the part of the Underwriter or any Indemnified
Person. Such settlement, compromise or consent shall include an unconditional release of the Underwriter and each other Indemnified Person from all liability arising out of such Claim, and the Depositor shall furnish the Underwriter with a copy of such settlement reasonably in advance of entering into such settlement.

           (c) In order to provide for just and equitable contribution, if a demand for indemnification or reimbursement for Claims or Costs is made pursuant to these provisions but is not available for any reason, then the Depositor, on the one hand, and the Underwriter, on the other hand, shall contribute to such Claims or Costs for which such indemnification or reimbursement is held unavailable in such proportion as is appropriate to reflect the relative benefits to the Depositor, on the one hand, and the Underwriter, on the other hand, in connection with the transaction or transactions from which the Claims or Costs in question arose. The relative benefits received by the Depositor, on the one hand, and by the Underwriter, on the other hand, shall be deemed to be in the same proportion as the value (before deducting expenses) of the consideration paid by or received by the Depositor in connection with the transaction or transactions from which the Claims or Costs in question arose bears to the total fees actually received by the Underwriter in connection therewith. If the allocation provided by the foregoing sentence is not permitted by applicable law, then such allocation shall be based not only on such relative benefits determined as aforesaid but also on the relative fault of the Depositor, on the one hand, and the Underwriter, on the other hand, as well as any other relevant equitable considerations. The relative fault of the parties shall be determined by reference to, among other things, the parties' relative intents, knowledge, access to information and, if applicable, whether any untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Depositor or by the Underwriter, and any other equitable considerations appropriate in the circumstances. Any such contribution shall be subject to the limitation that in any event the Underwriter's aggregate contribution to all Claims or Costs for which contribution is available hereunder shall not exceed the amount of


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

fees actually received by the Underwriter pursuant to the particular engagement relating to the transaction or transactions from which the Claims or Costs in question arose.

           The foregoing rights to indemnity, reimbursement and contribution shall be in addition to any rights that the Underwriter and/or any other Indemnified Person may have at common law or otherwise. The Depositor hereby consents to personal jurisdiction, service of process and venue in any court in which any Claim which is subject to this Agreement is brought against the Underwriter or any other Indemnified Person.

           9. DEFAULTS OF THE UNDERWRITER. If the Underwriter defaults in its obligations to purchase the Certificates hereunder on the Closing Date and arrangements satisfactory to the Depositor for the purchase of such Certificates by other persons are not made within 36 hours after such default, this Agreement will terminate without liability on the part of the Depositor, except as provided in Section 11. As used in this Agreement, the term "Underwriter" includes any person substituted for the Underwriter under this Section. Nothing herein will relieve a defaulting Underwriter from liability for its default.

           10. NO BANKRUPTCY PETITION. The Underwriter covenants and agrees that, prior to the date which is one year and one day after the payment in full of all securities issued by the Depositor or by a trust for which the Depositor was the depositor which securities were rated by any nationally recognized statistical rating organization, it will not institute against, or join any other Person in instituting against, the Depositor any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or other proceedings under any Federal or state bankruptcy or similar law.

           11. SURVIVAL OF REPRESENTATIONS AND OBLIGATIONS. The respective indemnities, agreements, representations, warranties and other statements of the Depositor or any of its officers and the Underwriter set forth in or made pursuant to this Agreement or contained in certificates of officers of the Depositor submitted pursuant hereto shall remain operative and in full force and effect, regardless of any investigation or statement as to the results thereof, made by or on behalf of the Underwriter or of the Depositor or any of their respective representatives, officers or directors or any controlling person, and will survive delivery of and payment for the Certificates. If for any reason the purchase of the Certificates by the Underwriter is not consummated, the Depositor shall remain responsible for the expenses to be paid or reimbursed by the Depositor pursuant to Section 6 and the respective obligations of the Depositor and the Underwriter pursuant to Section 8 shall remain in effect. If for any reason the purchase of the Certificates by the Underwriter is not consummated (other than because of a failure to satisfy the conditions set forth in items (ii), (iii) and (iv) of Section 7(d)), the Depositor will reimburse the Underwriter, upon demand, for all out-of-pocket expenses (including fees and disbursements of counsel) reasonably incurred by it in connection with the offering of the Certificates.

           12. NOTICES. All communications hereunder will be in writing and, if sent to the Underwriter, will be mailed, delivered or telegraphed and confirmed to it at One New York Plaza, 15th Floor, New York, N.Y. 10292-2015; if sent to the Depositor, will be mailed, delivered or telegraphed, and confirmed to it at Prudential Securities Structured Assets, Inc., One New York Plaza, 14th Floor, New York, NY 10292-2014. Any such notice will take effect at the time of receipt.

           13. SUCCESSORS. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors, permitted assigns and representatives and shall inure to the benefit of the Indemnified Parties hereunder and their successors, permitted assigns and representatives, and no other person will have any rights or obligations hereunder.

           14. COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.

           15. WAIVER OF JURY TRIAL. Each of the Underwriter and the Depositor waives all right to trial by jury in any action, claim, suit, proceeding or counterclaim (whether based upon contract, tort or otherwise) relating to or arising out of this Agreement.

           16. APPLICABLE LAW. This Agreement will be governed by, and construed and enforced in accordance with, the internal laws of the State of New York, without giving effect to principles of conflict of laws.

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

           If the foregoing is in accordance with your understanding of our agreement, kindly sign and return to us the enclosed duplicate hereof, whereupon it will become a binding agreement between the Depositor and the Underwriter in accordance with its terms.

                                Very truly yours,

                                PRUDENTIAL SECURITIES STRUCTURED ASSETS, INC.

                                   By:______________________________________
                                        Authorized Signatory


The foregoing  Underwriting
Agreement is hereby confirmed
and accepted as of the
date first written above.

PRUDENTIAL SECURITIES INCORPORATED

By:______________________________________
     Authorized Signatory



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